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                                                                    EXHIBIT 21.1

Subsidiaries of Western Gas Resources, Inc.


Name of Subsidiary                               Relationship
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
1)   MIGC, Inc.                                  Wholly-owned subsidiary of Western Gas Resources, Inc.

2)   MGTC, Inc.                                  Wholly-owned subsidiary of MIGC, Inc.

3)   Western Gas Resources - Texas, Inc.         Wholly-owned subsidiary of Western Gas Resources, Inc.

4)   Western Gas Resources - Oklahoma, Inc.      Wholly-owned subsidiary of Western Gas Resources, Inc.

5)   Mountain Gas Resources, Inc.                Wholly-owned subsidiary of Western Gas Resources, Inc.

6)   Western Power Services, Inc.                Wholly-owned subsidiary of Western Gas Resources, Inc.

7)   Pinnacle Gas Treating, Inc.                 Wholly-owned subsidiary of Western Gas Resources, Inc.

8)   WGR Canada, Inc.                            Wholly-owned subsidiary of Western Gas Resources, Inc.

9)   Lance Oil & Gas Company, Inc.               Wholly-owned subsidiary of Western Gas Resources, Inc.

10)  Mountain Gas Transportation, Inc.           Wholly-owned subsidiary of Mountain Gas Resources, Inc.

11)  Western Gas Wyoming, L.L.C.                 Wholly-owned subsidiary of Western Gas Resources, Inc.

12)  Green River Gathering Company               A joint venture between Western Gas Resources, Inc.
                                                 and Mountain Gas Resources, Inc.

13)  Westana Gathering Company                   A general partnership with Western Gas Resources, Inc.,
                                                 as general partner

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